CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 26, 2026, with respect to the financial statements of Allspring 100% Treasury Money Market Fund, one of the funds constituting Allspring Funds Trust, as of January 31, 2026, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
May 20, 2026